UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 12, 2012

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

As part of Legg Mason's annual testing process and considering aspects of the transactions noted below, on December 12, 2012, Legg Mason, Inc. (the “Company”) concluded that it will take aggregate non-cash impairment charges in the range of $650 million to $750 million ($460 million to $550 million after net tax benefits) for impairment of our two significant indefinite-life fund management contract intangible assets more fully described in Item 7 of our Report on Form 10-K for the year ended March 31, 2012 under the heading “Critical Accounting Policies and Estimates-Indefinite-Life Intangible Assets.” The impairment charges result from a number of current trends and factors, including (i) a decrease in near-term margin projections; (ii) an increase in the rate used to discount projected future cash flows primarily due to company specific factors including continued market and regulatory influences, continued stock price uncertainty and the ongoing search for a permanent Chief Executive Officer; (iii) recent outflows and related reductions in assets under management; and (iv) reduction in the near-term projected growth rates. These changes resulted in a reduction of the projected cash flows and our overall assessment of fair value of the assets. None of the impairment charges will result in current or future cash expenditures.

Item 8.01. Other Events.

On December 13, 2012, the Company announced that it had entered into a Sale and Purchase Agreement to purchase all of the outstanding share capital of Fauchier Partners Management Limited. The press release announcing that transaction is attached to this Report as Exhibit 99 and is incorporated herein by reference.

On December 12, 2012, the Company modified its employment and other arrangements with the management of its Permal Group investment management affiliate. These modifications included the Company investing in the Permal business including by sharing certain compensation and other costs that result in lower margins from the business at current revenue levels in exchange for higher margins at higher revenue levels, and key Permal employees entering into new 3-year employment contracts. In addition, the Company and Permal are engaged in implementing a profits interest management equity plan for key employees that will entitle them to participate in 15% of growth in value of the Permal business from the implementation date. As a result of these modifications, the Company expects to incur approximately $6 million of incremental expenses ($4 million of which will not recur) in the quarter ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Subject Matter

	99	Press release of Legg Mason dated December 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
Date: December 13, 2012		Title:	Vice President and General Counsel, Corporate

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

99	Press Release of Legg Mason dated December 13, 2012

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